UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): January 25, 2013

SELWAY CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Third Avenue, 19th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 421-6667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IMPORTANT NOTICES

The planned tender offer described herein for the Series B Shares of Selway Capital Acquisition Corporation, a Delaware Corporation (“Selway”), has not yet commenced. Each description contained herein is not an offer to buy or the solicitation of an offer to sell securities. The solicitation and the offer to buy Selway Series B Shares will be made pursuant to an offer to purchase and related materials that Selway intends to file with the Securities and Exchange Commission (the “SEC”) following the closing of the transactions contemplated by the Agreement and Plan of Merger discussed below. At the time the offer is commenced, Selway will file a tender offer statement on Schedule TO and other offer documents with the SEC. The tender offer documents (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all holders of Selway Series B Shares when available. In addition, all of these materials (and all other materials filed by Selway with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Holders of Selway Series B Shares are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the acquisition described herein and the parties to the acquisition.

This Current Report on Form 8-K, including the exhibits contained herein, contains forward-looking statements that involve substantial risks and uncertainties. Other than statements of historical facts, all statements included in this report regarding Healthcare Corporation of America, a New Jersey corporation (“Target”), or Selway’s strategy, future operations, future financial position, prospects, plans and objectives of management, as well as statements, other than statements of historical facts, regarding Target’s industry, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The acquisition parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the acquisition parties. Important factors that could cause actual results or events to differ materially from the forward-looking statements, include among others: the number and percentage of Selway public stockholders redeeming shares in the Tender Offer (as defined below); changing principles of generally accepted accounting principles; outcomes of government reviews, inquiries, investigations and related litigation; compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the pharmaceutical benefits management and related services industry; fluctuations in customer demand; management of rapid growth; changes in government policy; overall economic conditions and local market economic conditions; Target’s ability to expand through strategic acquisitions and establishment of new locations; and geopolitical events. Further, the forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments made by the acquisition parties. Neither Selway nor Target assumes any obligation to update any forward-looking statements.

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Item 1.01. Entry into a Material Definitive Agreement

On January 25, 2013, an Agreement and Plan of Merger (the “Agreement”) was entered into by and among Selway, Selway Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Selway (“Merger Sub”), Target, Prescription Corporation of America, a New Jersey corporation and wholly owned subsidiary of Target (“PCA”), Gary Sekulski, as the representative of the stockholders of Target, and Edmundo Gonzalez, as Selway’s representative.

Acquisition of Target; Merger

Upon the closing of the transactions contemplated in the Agreement, Merger Sub will merge (the “Merger”) with and into Target, with Target as the surviving corporation. Pursuant to the Merger, all holders of capital stock of Target will have their securities converted into the right to receive securities of Selway as more fully described below. As a result, following the Merger, Target shall become a wholly owned subsidiary of Selway.

Acquisition Consideration

Holders of all of the issued and outstanding shares of common stock of Target immediately prior to the time of the Merger shall, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, have each of their shares of common stock of Target converted into the right to receive; (i) a proportional amount of 5,200,000 shares of Selway common stock and promissory notes with an aggregate face value of $7,500,000 (collectively, the “Closing Payment”), plus (ii) a proportional amount of up to 2,800,000 shares of Selway common stock, if any, (the “Earnout Payment Shares”) issuable upon the combined company achieving certain consolidated gross revenue thresholds as more fully described below, plus (iii) the right to receive a proportional amount of the proceeds from the exercise of certain warrants being issued to Selway Capital Holdings, LLC, a Delaware limited liability company, Selway’s sponsor, as more fully described below. A portion of the Closing Payment (520,000 shares and promissory notes with an aggregate face value of $750,000) is being placed in escrow for a period of 12 months following the Merger to satisfy indemnification obligations of the Target, if any, as more fully described below. The promissory notes included in the Closing Payment will be non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The notes will be repaid from 75% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

The Earnout Payment Shares, if any, will be issued as follows: (i) 1,400,000 shares if the combined company achieves consolidated gross revenue of $150,000,000 for the twelve months ended March 31, 2014 or June 30, 2014; and (ii) 1,400,000 shares if the combined company achieves consolidated gross revenue of $300,000,000 for the twelve months ended March 31, 2015 or June 30, 2015. In the event the combined company does not achieve the first earnout threshold, but does achieve the second earnout threshold, then all of the Earnout Payment Shares shall be issued. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Earnout Payment Shares not previously paid out shall be issued immediately prior to such transaction. If, prior to achieving either earnout threshold the combined company acquires another business in exchange for its equity or debt securities, then any remaining earnout thresholds may be adjusted by the independent members of the combined company’s board of directors in their sole discretion.

In connection with a bridge financing (the “Bridge Financing”) completed by the Target in September 2012, the Target issued 59.25 units, each unit consisting of 10,000 preferred shares and a promissory note with a face value of $100,000. At the time of the Merger holders of all of the issued and outstanding shares of preferred stock of Target will, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, have each of their shares of preferred stock of Target converted into the right to receive a proportional amount of 592,500 shares of Selway common stock. In accordance with the terms of the promissory notes issued in the Bridge Financing, at the time of the Merger such notes shall automatically be converted into the right to receive the applicable portion of 592,500 shares of Selway common stock, provided, however, that if the holder of such note owns shares issued in Selway’s initial public offering and agrees to waive their redemption rights with respect to such shares, then a proportional portion of their notes will not be converted to shares and will become due as of the completion of the Merger.

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MagnaCare, Inc. (“MagnaCare”) currently holds warrants to purchase 2,000,000 shares of Target at an exercise price of $1.00 per share. At the time of the Merger, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, such warrants shall convert into the right to receive warrants to purchase an aggregate of 85,000 shares of Selway common stock at an exercise price of $7.50 per share (the “MagnaCare Payment Warrants”).

Upon completion of the Merger, certain members of the Target’s management will receive promissory notes with an aggregate face value of $2,500,000 (the “Management Incentive Notes”), which notes will be non-interest bearing and subordinated to all senior debt of the combined company in the event of a default under such senior debt. The Management Incentive Notes will be repaid from 25% of 25% of the combined company’s free cash-flow (defined as in the notes) in excess of $2,000,000. The combined company will be obligated to repay such notes if, among other events, there is a transaction that that results in a change of control of the combined company.

Certain members of the Target’s management will be entitled to receive a portion of an aggregate of 1,500,000 shares of Selway common stock (the “Management Incentive Shares”), which shares will vest in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. If the combined company consolidates, merges or transfers substantially all of its assets prior to June 30, 2015 at a valuation of at least $15.00 per share, then all of the Management Incentive Shares will vest immediately before, and subject to, the consummation of such transaction.

Amendment to Sponsor Warrants

In connection with Selway’s initial public offering, Selway’s sponsor acquired warrants to purchase an aggregate of 2,333,333 shares of Selway common stock at an exercise price of $7.50 per share for an aggregate purchase price of $1,750,000. At the time of the Merger, by virtue of the Merger and without any action on the part of any of the parties to the Agreement, such warrants will convert into the right to receive: (i) an aggregate of 100,000 shares of Selway common stock, and (ii) warrants to purchase an aggregate of 1,000,000 shares of Selway common stock at an exercise price of $10.00 per share (the “Exchange Warrants”). The proceeds from the exercise of the Exchange Warrants will be paid: (i) 75% to the holders of all of the issued and outstanding shares of common stock of Target immediately prior to the time of the Merger, and (ii) 25% to certain members of the Target’s management. The Exchange Warrants are only exercisable for cash, may not be exercised on a cashless basis, and must be exercised if the closing price for the combined company’s common stock exceeds $12.00 per share for 20 trading days in any 30-trading-day period.

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Incentive Warrants

Pursuant to the terms of the Agreement, Selway may issue warrants to purchase up to 175,000 shares of common stock of Selway with an exercise price of $7.50 per share (the “MagnaCare Incentive Warrants”) to MagnaCare. Similarly, pursuant to the terms of the Agreement, the Target may secure new customer agreements for the provision of services by the Target, and the combined company shall, for every $10,000,000 in new receivables related to such new customer agreements, issue warrants to purchase an aggregate of 15,000 shares of Selway common stock at an exercise price of $10.00 per share (the “Customer Incentive Warrants”).

Target Stockholder Approval; Appraisal Rights

Pursuant to the terms of the Agreement, the stockholders of Target must approve the Agreement and the Merger by February 28, 2013. Concurrently with the execution of the Agreement, Selway, Target and certain holders of Target common stock representing a majority of the outstanding shares of Target common stock entered into a voting agreement, pursuant to which such holders have agreed to approve the Agreement and the Merger, subject to a change in recommendation by the board of directors of Target, in which case such voting agreement would be terminated. Holders of Target’s common stock who are not party to the voting agreement will have the right to dissent from the Merger and assert appraisal rights in accordance with New Jersey Law.

The Agreement and the Merger will not be subject to stockholder approval by Selway’s stockholders, and such stockholders will not have appraisal rights. Holders of shares issued in Selway’s initial public offering have the right to redeem such shares for a pro rata portion of the trust account established in connection with the initial public offering in accordance with Selway’s amended and restated certificate of incorporation and bylaws. Stockholders who waive their right to redeem their shares prior to the Merger will have their shares converted to Selway’s Series C Shares. All other holders of shares issued in Selway’s initial public offering will have their shares automatically converted to Series B Shares upon completion of the Merger in accordance with the amended and restated certificate of incorporation and bylaws of Selway.

Representations; Covenants

Each of the parties to the Agreement have made customary representations to the other parties to the Agreement.

The Target has covenanted to: (i) conduct its business prior to the Merger in the ordinary course consistent with past practices; (ii) grant Selway access to information relating to the business of Target; (iii) notify Selway of certain events; (iv) provide interim financial information on a rolling basis and to provide audited financial statements for the years ended December 31, 2012 and 2011 by February 28, 2013; (v) secure confidentiality and non-competition agreements from the Target’s key personnel to the extent not already secured; (vi) obtain stockholder approval of the Agreement and the Merger by February 28, 2013; (vii) maintain confidential certain information relating to Selway and the Agreement; and (viii) use its best efforts to obtain certain consents and government approvals required to complete the Merger. Further, the board of directors of the Target has covenanted, with certain limited exceptions for fulfillment of fiduciary obligations, to recommend the approval of the Agreement and the Merger by the stockholders of Target.

Selway has covenanted to: (i) register certain securities being issued pursuant to the Agreement and the Merger; and (ii) comply with certain matters relating to the trust account established in connection with Selway’s initial public offering.

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All parties have covenanted to: (i) use their best efforts to complete the Merger; (ii) maintain certain information confidentially; (iii) comply with certain tax related matters; (iv) prepare the required SEC filings in connection with the Agreement and Merger; (v) provide certain financial information; (vi) take steps to commence a tender offer of shares issued pursuant to Selway’s initial public offering; (vii) settle certain liabilities; and (viii) comply with certain agreements entered into in connection with Selway’s initial public offering.

Conditions to Closing

The obligation of each party to complete the Merger and other transactions contemplated by the Agreement are conditioned on the satisfaction of the following conditions: (i) the Target stockholders approving the Agreement and the Merger; (ii) the absence of a prohibition to the Merger under any applicable law; (iii) the absence of any lawsuit seeking to enjoin the Merger; and (iv) holders of not less than 25% of the shares issued in Selway’s initial public offering having agreed to convert such shares to Series C Shares.

The obligation of Selway to complete the Merger and the other transactions contemplated by the Agreement are conditioned, among other things, on the satisfaction of the following conditions: (i) the Target having duly performed all of its obligations; (ii) all of the Target’s representations and warranties being materially true, correct and complete; (iii) the absence of any material adverse change or material adverse effect; (iv) holders of less than 10% of Target’s common stock having exercised their appraisal rights; (v) receipt of all necessary consents and governmental approvals; (vi) receipt of an opinion relating to New Jersey law from Target’s counsel; (vii) delivery of all additional agreements to be delivered at the time of the Merger; and (viii) delivery of Target’s audited financial statements for the years ended December 31, 2012 and 2011.

The obligation of Target to complete the Merger and the other transactions contemplated by the Agreement are conditioned, among other things, on the satisfaction of the following conditions: (i) Selway having duly performed all of its obligations; (ii) delivery of all additional agreements to be delivered at the time of the Merger; (iii) Selway having entered into agreements providing for net cash to the combined company of not less than $11,000,000; and (iv) Selway having entered into agreements providing for a credit facility for the combined company of not less than $4,000,000.

Indemnification; Escrow of Closing Payment

If the Target violates, misrepresent or breaches any of its representations, warranties, and covenants, it has agreed to indemnify Selway up to 10% of the Closing Payment. For that purpose, of the Closing Payment, an aggregate of 520,000 shares and promissory notes with an aggregate face value of $750,000 are being held in escrow for a period of 12 months following the Merger in order to satisfy any indemnification obligations of the Target. If Selway violates, misrepresent or breaches any of its representations, warranties, and covenants, it has agreed to indemnify the Target stockholders up to 10% of the Closing Payment, payable in cash (up to $5,950,000). For purposes of the indemnification provisions of the Agreement, each share included in the Closing Payment will be deemed to be worth $10.00, and the promissory notes will be deemed to be worth their face value.

Termination

Either party may terminate the agreement in the event that the Merger has not taken place by March 8, 2013, or if Selway has not been able to enter into agreements providing for a credit facility for the combined company of not less than $4,000,000 prior to February 28, 2013, if there is not material breach of the agreement by the terminating party, in which case each party shall bear their own expenses. Selway may terminate the agreement after February 28, 2013 if the Target has not provided its audited financial statements for the years ended December 31, 2012 and 2011, if the Target had revenue of less than $32,555,000 for the year ended December 31, 2012, or if the Target has adjusted EBITDA of less than negative 7% of revenue for the year ended December 31, 2012, in which case Target shall bear its expenses and the expenses of Selway. The Target may terminate the agreement prior to approval of the Agreement and Merger by its stockholders in the event that its board of directors changes its recommendation of the approval of Agreement and Merger, or Selway may terminate the agreement if the approval of the board of directors of Target of the Agreement is not in effect, the audited financial statements of Target for the years ended December 31, 2012 and 2011 are not delivered by March 31, 2013, or there is a lawsuit initiated or court order in effect that would prevent or delay the Merger to later than March 31, 2013; provided that, upon termination due to any of the foregoing, the Target must issue to Selway warrants to purchase shares equal to 4.9% of the issued and outstanding shares of common stock of Target at the time of such termination (the “Break-Up Warrants”). Target must also issue the Break-Up Warrants if the Target’s stockholders do not approve the Merger by February 28, 2013. Upon a default, the non-defaulting party may terminate the Agreement upon 10 business days’ notice, subject to such breach being cured prior to the earlier of March 8, 2013, and the expiration of such 10 business days’ notice.

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Board of Directors of the Combined Company; Voting Agreement

The agreement provides that, for the two year period following the Merger, Gary Sekulski, as the representative of the stockholders of Target, will designate three persons to the combined company’s board of directors, Edmundo Gonzalez, as Selway’s representative, will designate one person to the combined company’s board and such designees will unanimously designate three persons to the combined company’s board of directors, pursuant to the terms of a voting agreement to be entered into at closing.

Registration Rights

Selway has agreed to register all shares included in the Closing Payment, the Earnout Payment Shares, the shares underlying the Exchange Warrants, and the shares issued as compensation for the Bridge Financing pursuant to the terms of a Registration Rights Agreement to be entered into at closing or pursuant to the terms of such securities.

Post-merger Tender Offer

Following the Merger, Selway will be required to commence a tender offer to grant holders of shares issued in its initial public offering the right to redeem such shares for a pro rata portion of the trust account set up at the time of the initial public offering, all in accordance with Selway’s amended and restated certificate of incorporation and bylaws.

In accordance with Selway’s amended and restated certificate of incorporation and bylaws, and as described in its initial public offering prospectus, prior to the consummation of the Merger, Selway will file a Current Report on Form 8-K with the SEC that will include disclosure regarding the Target and the Merger similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of stockholder votes to approve the Merger. After the Merger, Selway will commence an issuer tender offer for all of its Series B Shares, which will consist of all public shares for which the applicable holder has not elected to waive redemption rights and convert such shares to Series C Shares.

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If Selway fails to commence the tender offer within 30 days of consummation of the Merger, or if Selway fails to complete the tender offer within 6 months of consummation of the Merger (but in no event later than August 7, 2013), then Selway will automatically liquidate the trust account and release to its Series B stockholders a pro rata portion of the trust account. The holders of Series C Shares and public warrantholders will continue to hold their securities in Selway.

Item 8.01 Other Events

On January 31, 2013, Selway issued a press release relating to the Agreement and Merger. The press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

ExhibitNo.	Description

2.1	Agreement and Plan of Merger, dated January 25, 2013, by and among Selway Capital Acquisition Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Prescription Corporation of America, Gary Sekulski, and Edmundo Gonzalez.

99.1	Press Release dated January 31, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELWAY CAPITAL ACQUISITION CORPORATION

By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez
Title: Chief Financial Officer

Dated: January 31, 2013

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Exhibit Index

ExhibitNo.	Description

2.1	Agreement and Plan of Merger, dated January 25, 2013, by and among Selway Capital Acquisition Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Prescription Corporation of America, Gary Sekulski, and Edmundo Gonzalez.

99.1	Press Release dated January 31, 2013

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